Exhibit 5.2

[LETTERHEAD OF VENABLE LLP]

April 15, 2016

OUTFRONT Media Inc.

405 Lexington Avenue

17th Floor

New York, NY 10174

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to OUTFRONT Media Inc., a Maryland corporation (the “Company”), and Outdoor Inc., a Maryland corporation (“Outdoor”), and Virginia counsel to ROCKBRIDGE SPORTS, MEDIA and ENTERTAINMENT, LLC, a Virginia limited liability company (“Rockbridge”), in connection with certain matters of Maryland and Virginia law relating to the registration (a) by the Company of an indeterminate aggregate initial offering price or number of: (i) debt securities of the Company, which may be issued in one or more series (“Company Debt Securities”); (ii) shares (the “Preferred Shares”) of preferred stock of the Company, $0.01 par value per share (“Preferred Stock”); (iii) shares (the “Common Shares”) of common stock of the Company, $0.01 par value per share (“Common Stock”); (iv) warrants to purchase Common Stock (“Warrants”); and (v) guarantees (the “Company Guarantees” and, together with the Debt Securities (as defined below), the Preferred Shares, the Common Shares and the Warrants, the “Securities”) by the Company relating to (I) debt securities of Outfront Medial Capital LLC, a Delaware limited liability company, which may be issued in one or more series (“Outfront LLC Debt Securities”), and (II) debt securities of Outfront Media Capital Corporation, a Delaware corporation, which may be issued in one or more series (the “Outfront Corporation Debt Securities” and, together with the Company Debt Securities and the Outfront LLC Debt Securities, the “Debt Securities”), (b) by Outdoor of an unspecified number of guarantees by Outdoor relating to one or more series of Debt Securities (the “Outdoor Guarantees”), and (c) by Rockbridge of an unspecified number of guarantees by Rockbridge relating to one or more series of Debt Securities (the “Rockbridge Guarantees”), each covered by the above-referenced Registration Statement, and any amendments thereto (collectively, the “Registration Statement”), filed by the Company, Outdoor and Rockbridge with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, Outdoor and Rockbridge, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which they were transmitted to the Commission under the 1933 Act;

OUTFRONT Media Inc.

April 15, 2016

2. The charter of the Company (the “Company Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Amended and Restated Bylaws of the Company (the “Company Bylaws”), certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. The charter of Outdoor (the “Outdoor Charter”), certified by the SDAT;

6. The Bylaws of Outdoor (the “Outdoor Bylaws”), certified as of the date hereof by an officer of Outdoor;

7. A certificate of the SDAT as to the good standing of Outdoor, dated as of a recent date;

8. The Articles of Organization of Rockbridge, as amended (the “VA Articles”), certified by the Commonwealth of Virginia State Corporation Commission (the “Commission”);

9. The Amended and Restated Operating Agreement of Rockbridge, dated as of January 19, 2016 (the “Rockbridge Operating Agreement”), made by OUTFRONT Media Sports Inc., a Delaware corporation (the “Member”), as sole member;

10. A certificate from the Commission indicating that Rockbridge is validly existing in the Commonwealth of Virginia, dated as of a recent date (the “Certificate of Fact”);

11. Resolutions adopted by the Board of Directors of the Company (the “Company Board”), relating to, among other matters, the registration of the Securities, certified as of the date hereof by an officer of the Company;

12. Resolutions adopted by the Board of Directors of Outdoor (the “Outdoor Board”), relating to, among other matters, the registration of the Outdoor Guarantees, certified as of the date hereof by an officer of Outdoor;

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April 15, 2016

13. Resolutions adopted by the Member, relating to, among other matters, the registration of the Rockbridge Guarantees, certified as of the date hereof by an officer of the Member;

14. A certificate executed by an officer of the Company, Outdoor and the Member, dated as of the date hereof; and

15. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company, Outdoor and Rockbridge) is duly authorized to do so.

3. Each of the parties (other than the Company, Outdoor and Rockbridge) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Company Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Company Charter, the Company Bylaws and the Registration Statement and, with respect to any Preferred Shares, articles supplementary setting forth the number of shares and the terms of any class or series of Preferred Shares (the “Articles Supplementary”) to be issued by the Company will be filed with and accepted for record by the SDAT prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

OUTFRONT Media Inc.

April 15, 2016

6. The issuance, and certain terms, of the Outdoor Guarantees to be issued by Outdoor from time to time will be authorized and approved by the Outdoor Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Outdoor Charter, the Outdoor Bylaws and the Registration Statement (the “Outdoor Proceedings”).

7. The issuance, and certain terms, of the Rockbridge Guarantees to be issued by Rockbridge from time to time will be authorized and approved by the Member in accordance with the Virginia Limited Liability Company Act, the VA Articles, the Rockbridge Operating Agreement and the Registration Statement (the “Rockbridge Proceedings”).

8. Upon the issuance of any Common Shares, including any Common Shares which may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Common Shares (collectively, the “Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company Charter.

9. Upon the issuance of any Preferred Shares, including Preferred Shares which may be issued upon conversion of any Company Debt Securities that are convertible into Preferred Stock (collectively, the “Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Company Charter, will not exceed, respectively, the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Company Charter.

10. None of the Securities will be issued, and none of the Securities will be sold or transferred, in violation of the restrictions on ownership and transfer set forth in Article VII of the Company Charter or any comparable provision in the Articles Supplementary.

11. Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

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April 15, 2016

2. Outdoor is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

3. Based solely on the Certificate of Fact, Rockbridge is a limited liability company duly organized and in existence under the laws of the Commonwealth of Virginia.

4. Upon the completion of all Corporate Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

5. Upon the completion of all Corporate Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

6. Upon the completion of all Corporate Proceedings relating to the Company Debt Securities, the issuance of the Company Debt Securities will be duly authorized.

7. Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

8. Upon the completion of all Corporate Proceedings relating to the Company Guarantees, the issuance of the Company Guarantees will be duly authorized.

9. Upon the completion of all Outdoor Proceedings relating to the Outdoor Guarantees, the issuance of the Outdoor Guarantees will be duly authorized.

10. Upon the completion of all Rockbridge Proceedings relating to the Rockbridge Guarantees, the issuance of the Rockbridge Guarantees will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and the Commonwealth of Virginia and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland or the Commonwealth of Virginia, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland or the Commonwealth of Virginia, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

OUTFRONT Media Inc.

April 15, 2016

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP